Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent consent to the incorporation by reference in Registration Statement Nos. 333-189398, 333-152139, 333-127019, 333-112544, 333-112546 and 333-112547 on Form S-8 and 333-166762, 333-200721, 333-220535 and 333-254699 on Form S-3 of our reports dated February 16, 2023, relating to the financial statements of Church & Dwight Co., Inc., and the effectiveness of Church & Dwight Co., Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Morristown, NJ

February 16, 2023